                                                                     EXHIBIT 4.2


                           POWER INTEGRATIONS, INC.

                          INVESTOR'S RIGHTS AGREEMENT

                                _______________

                                 May 22, 1996

                                _______________

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1. Registration Rights.....................................................    1
     1.1   Definitions.....................................................    1
     1.2   Company Registration............................................    2
     1.3   Obligations of the Company......................................    2
     1.4   Furnish Information.............................................    4
     1.5   Expenses of Company Registration................................    4
     1.6   Underwriting Requirements.......................................    4
     1.7   Delay of Registration...........................................    5
     1.8   Indemnification.................................................    5
     1.9   Reports Under Securities Exchange Act of 1934...................    7
     1.10  Assignment of Registration Rights...............................    7
     1.11  Termination of Registration Rights..............................    8
     1.12  Lockup Agreement................................................    8

2. Covenants of the Company................................................    8
     2.1   Delivery of Financial Statements................................    8
     2.2   Inspection......................................................    9
     2.3   Termination of Certain Covenants................................    9

3. Miscellaneous...........................................................    9
     3.1   Successors and Assigns..........................................    9
     3.2   Governing Law...................................................   10
     3.3   Counterparts....................................................   10
     3.4   Titles and Subtitles............................................   10
     3.5   Notices.........................................................   10
     3.6   Expenses........................................................   10
     3.7   Amendments and Waivers..........................................   10
     3.8   Severability....................................................   10
     3.9   Entire Agreement................................................   10

                          INVESTOR'S RIGHTS AGREEMENT
                          ---------------------------

          THIS INVESTOR'S RIGHTS AGREEMENT is made as of May 22, 1996, by and between Power Integrations, Inc., a California corporation (the "Company"), and Hambrecht & Quist Transition Capital, LLC (the "Investor").

                                   RECITALS
                                   --------

          WHEREAS, the Company and the Investor are parties to the Warrant Purchase Agreement dated May 22, 1996 (the "Warrant Agreement");

          WHEREAS, the Company has agreed to grant Investor "piggyback" registration rights and certain other investor rights.

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.   Registration Rights.  The Company covenants and agrees as
               -------------------
follows:

          1.1  Definitions.  For purposes of this Section 1:
               -----------

               (a) The term "Act" means the Securities Act of 1933, as amended.

               (b) The term "Common Stock" means the Common Stock of the Company or other equity securities issuable upon exercise of the Warrant.

               (c) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.10 hereof.

               (e) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

               (f) The terms register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (g) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon exercise of the Warrant and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

                 (h) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                 (i) The term "SEC" shall mean the Securities and Exchange Commission.

                 (j) The term "Warrant" shall mean the Warrant to Purchase Common Stock dated May 22, 1996 issued by the Company to the Holder.

          1.2.   Company Registration.  If (but without any obligation to do so)
                 --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration on any form which does not include substantially the same information as would be require to be included in a registration statement covering the sale of the Registrable Securities, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of
Section 1.6, cause to be registered under the Act all of the Registrable Securities that each Holder has requested to be registered.

          1.3.   Obligations of the Company.  Whenever required under this
                 --------------------------
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                 (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registration Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty
(120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and quality the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

               (e) In the event of any underwritten public offering, enter into an perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participates in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          1.4.   Furnish Information.
                 -------------------

                 (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          1.5.   Expenses of Company Registration.  The Company shall bear and
                 --------------------------------
pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2 for each Holder (which right may be assigned as provided in Section 1.10), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; provided that if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

          1.6.   Underwriting Requirements.  In connection with any offering
                 -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned (i) first, pro rata among the selling stockholders who have exercised demand registration rights to require the Company to effect such offering according to the total amount of securities for which they have exercised such registration rights owned by each such selling stockholder and
(ii) second, pro rata among the other selling stockholders (including the Holders) according to the total amount of the securities entitled to be included therein owned by each such selling stockholder, or in such other proportions as shall mutually be agreed by such selling stockholders; but in no event shall the total amount of securities of the selling stockholders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entitles and individuals included in such "selling stockholder", as defined in this sentence.

          1.7.   Delay of Registration.  No Holder shall have any right to
                 ---------------------
obtain or seek an injunction restraining or otherwise delaying and such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.8.   Indemnification.  In the event any Registrable Securities are
                 ---------------
included in a registration statement under this Section 1:

                 (a) To the extent permitted by law, the company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act against any losses, claims, damages, or liabilities (join or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                 (b) to the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.8(b) exceed the gross proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

               (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage,or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                 (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                 (f)  The obligations of the Company and the Holders under this
Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.9.   Report Under Securities Exchange Act of 1934.  With a view to
                 --------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                 (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                 (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                 (c) furnish to any Holder so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144
(at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.10.  Assignment of Registration Rights.  The rights to cause the
                 --------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalization), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.11 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holding of transferees and assignees of a partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment or registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

          1.11.  Termination of Registration Rights.
                 ----------------------------------

                 (a) No Holder shall be entitled to exercise any right provided for in this Section 1 after five(5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

                 In addition, the right of any Holder to request inclusion in any registration pursuant to Section 1.2 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the COmpany if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period.

          1.12.  Lockup Agreement. In consideration for the Company agreeing to
                 ----------------
its obligations under this Section 1.12, each Holder of one percent (1%) or more of the Company's voting securities agrees in connection with the initial registration of the Company's securities, upon the request of the Company or the Underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or Underwriter, as the case may be, for a period of 120 days after the effective date of such registration; provided, however, that such Holder shall have no obligation to enter into the agreement described herein unless all executive officers, directors and other one percent (1%) shareholders of the Company enter into similar agreements.

          2.     Covenants of the Company.
                 ------------------------

          2.1.   Delivery of Financial Statements. The Company shall deliver to
                 --------------------------------
each Investor:

                 (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a statement of changes in financial position for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

               (b)  as soon as practicable, but in any event within forty-five
(45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of changes in financial position for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

               (c) within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail; and

               (d) with respect to the financial statements called for in subsections (b) and (c) of this Section 1.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

          2.2. Inspection.  The Company shall permit each Investor, at such
               ----------
Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, an at such reasonable times and intervals as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 1.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          2.3. Termination of Certain Covenants.  The covenants set forth in
               ---------------------------------
Sections 1.1, 1.2 and 1.3 shall terminate as to Investors and be of no further force or effect upon the first sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public (an "IPO") is consummated or when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

          3.   Miscellaneous.
               -------------

          3.1. Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2.   Governing Law.  This Agreement shall be governed by and
                 -------------
construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          3.3.   Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4.   Titles and Subtitles.  The titles and subtitles used in this
                 --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5.   Notices.  Unless otherwise provided, any notice required or
                 -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          3.6.   Expenses.  If any action at law or in equity is necessary to
                 --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7.   Amendments and Waivers.  Any term of this Agreement may be
                 ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holder of the Note. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the holder of the Note, each future holder of the Note, and the Company.

          3.8.   Severability.  If one or more provisions of this Agreement are
                 ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.9.   Entire Agreement.  This Agreement (including the Exhibits
                 ----------------
hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             POWER INTEGRATIONS, INC.

                                             By: /s/ Robert G. Staples
                                                --------------------------------

                                             Name: ROBERT G. STAPLES
                                                  ------------------------------

                                             Title:  VP FINANCE
                                                   -----------------------------

                                   Address:  477 N. MATHILDA AVE.
                                             -----------------------------------

                                             SUNNYVALE CA 94086
                                             -----------------------------------

                                             HAMBRECHT & QUIST TRANSITION
                                             GROUP, LLC

                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________

                                   Address:  One Bush Street
                                             San Francisco, CA 94104

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                             POWER INTEGRATIONS, INC.

                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________

                                   Address:  ___________________________________
                                             ___________________________________

                                             HAMBRECHT & QUIST TRANSITION
                                             GROUP, LLC

                                             By: /s/ Patrick J. Allen
                                                --------------------------------

                                             Name: Patrick J. Allen
                                                  ------------------------------

                                             Title:  CFO
                                                   -----------------------------

                                   Address:  One Bush Street
                                             San Francisco, CA 94104

                                      11